UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane, Suite 2050, Geneva, IL 60134

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

1340 Brook St. Unit M, St Charles, IL 60174

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

Background

On May 2, 2019, we entered into a definitive agreement to invest in KANAB CORP., owner and operator of a social network targeting the cannabis industry @ www.kanab.club. On May 28, 2019, we filed a form 8-K to disclose the closing of the investment in the business on May 26, 2019. We issued a press release on May 29, 2019 regarding the transaction and it is included herein.

Item 7.01 Regulation FD Disclosure.

2050 Closes KANAB CORP. Investment

Company Invests in Social Network @ www.kanab.club Targeting Global Cannabis Community

CHICAGO, ILLINOIS, UNITED STATES, May 29, 2019 /EINPresswire.com/ — 2050 Corp. (US OTC: ETFM), a business incubator targeting high growth companies, announced today that is has closed an investment in KANAB CORP., an entity launching a social network for the cannabis industry. The transaction, which resulted in no dilution to 2050 shareholders, included the issuance to 2050 Corp. of 50% of the equity of KANAB CORP. in exchange for 2050 funding, management and business development support, making KANAB CORP. a 2050 Corp. subsidiary. As typical of its existing and planned incubation investments, 2050 Corp. has given KANAB CORP. a spin-out option to its shareholders to gain access to the capital markets during the next three years.

Said Vik Grover, CEO: “The social network model has been proven by bellwethers that almost everyone in the developed and developing world uses. KANAB CORP. will deploy industry leading features accepted by customers of major social networks on an innovative platform targeting the roughly 250 million consumers and businesses worldwide using or involved with cannabis in some way. A sign-up page is now live @ www.kanab.club which will build a database of early adopters to target for a beta launch this summer. We are currently evaluating pre-launch marketing programs. Coding on the Web platform should be completed in 60-90 days, which will be followed by an e-commerce marketplace, iOS and Android mobile apps, and other features. We are currently in discussions with streaming media providers, MJ product manufacturers, and Internet technology companies to enhance awareness of Kanab Club and differentiate it as the world’s premiere gathering place for cannabis enthusiasts and enterprises. We intend to enlist influencers to drive traffic to the site once it is completed, which I expect will create value for 2050 shareholders as major markets like the United States legalize THC and CBD products in 2019-2020 and cannabis becomes a mainstream phenomenon here and abroad.”

About 2050 Corp.

2050 Corp. aka 2050 Motors, Inc. (www.2050motors.com) is a publicly traded company focused on business incubation. The Company invests in, provides assistance and support with management and Board representation/guidance, and advises emerging growth companies aligned with its environmental, social, and governance (“ESG”) mission. 2050 is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford emerging companies access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Disclosure Statement

Statements in this press release about our future expectations, including without limitation, the likelihood that 2050 Corp. will meet minimum sales expectations, be successful and profitable in the U.S. market, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. 2050’s business strategy described in this press release is subject to innumerable risks, including whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition or stock price.

Vik Grover

2050 Corp.

+1 630-708-0750

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: May 30, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer